UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2023
Commission File Number 001-34584
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HARBOR DIVERSIFIED, INC.
(Exact name of registrant as specified in its charter)
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Delaware	13-3697002
(State of incorporation)	(I.R.S. Employer Identification No.)

W6390 Challenger Drive, Suite 203 Appleton, WI	54914-9120
(Address of principal executive offices)	(Zip Code)
(920) 749-4188
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Air Wisconsin Airlines LLC (“Air Wisconsin”), which is an indirect wholly owned subsidiary of Harbor Diversified, Inc. (the “Company”), is a party to certain credit agreements (the “Aircraft Credit Agreements”) with a senior lender and loan trustee (the “Lender”) pursuant to which it has issued the Aircraft Notes previously disclosed in the Company’s periodic reports. On August 4, 2023, Air Wisconsin received a notice of default and reservation of rights related to the Aircraft Notes, which it contested. On December 21, 2023, the parties entered into a prepayment agreement pursuant to which Air Wisconsin paid approximately $46.0 million, plus accrued interest, to the Lender, reflecting a discount to the outstanding principal amount of the Aircraft Notes. That amount was paid on December 27, 2023, in full satisfaction of the amounts owed by Air Wisconsin pursuant to the Aircraft Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR DIVERSIFIED, INC.

Date: December 28, 2023	/s/ Christine R. Deister
Christine R. Deister
Chief Executive Officer and Secretary